S-1 1 forms1.htm APPLIED MINERALS INC. S 1

As filed with the Securities and Exchange Commission on December 19, 2013
Registration No. 191532

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPLIED MINERALS, INC.
(Name of small business issuer in its charter)

Delaware	1044	82-0096527
(State of jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

110 Greene Street, Suite 1101, New York, NY 10012
(212) 226-4265
(Address and telephone number of principal executive offices and principal place of business)

William Gleeson
General Counsel
Applied Minerals, Inc.
110 Greene Street – Suite 1101, New York, NY 10012
(212) 226-4251
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per	7,500,000	(2)	$1.09	$8,175,000	$1052
Common Stock, $0.001 par value per	12,399,733	(3)	$1.09	$13,515,708	1741
Total	19,899,733			27,359,626	2,959

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable on (a) the exercise of options or warrants or (b) on then already issued shares as a result of stock splits, stock dividends or similar transactions which occur during this continuous offering.

(2)	Represents the shares that are issuable on the conversion of 10% PIK-Election Convertible Notes due 2023 (“PIK Notes”) that were issued on August 2, 2013
(3)
Represents that maximum amount of shares that may be issued on conversion of PIK Notes (a) that may be issued as payment-in-kind interest on the PIK Notes referred to in footnote (2) and (b) that may be issued as interest on PIK Notes that will have been issued as payment-in-kind interest.  The maximum amount of shares assumes that all PIK Notes described in footnotes (2) and (3) are converted immediately prior to maturity in 2023.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of our Common Stock, as reported on the OTCQB quotation service on September 30, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

APPLIED MINERALS, INC.

19,899,733 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 19,899,733 shares of our common stock with par value of $0.001 (“Common Stock”).   The sellers are referenced throughout this prospectus as “Selling Stockholders.” The total number of shares of Common Stock subject to the offering is 19,899,733 shares.  7,500,000 shares are issuable on conversion of the 10% PIK-Election Convertible Notes due 2023  (“PIK Notes”) that were issued on August 2, 2013. The interest rate on the PIK Notes is 10% per year and at the Company’s election, interest may be paid in cash or in PIK Notes (i.e., may be “paid in kind” or “PIK”ed).  If all interest is paid in cash, this prospectus will relate only to the 7,500,000 shares of common stock that the Company may be required to issue on conversion of the PIK Notes it has sold.  If the Company issues additional PIK Notes in payment of interest, the number of shares to which this Prospectus relates will increase, and if the Company makes all the interest payments by issuing additional PIK Notes and all the PIK Notes (including all the PIK Notes issued as interest) remain outstanding until 2023, the additional shares issuable on conversion of the PIK Notes issued in payment of interest could increase the number of shares to which this Prospectus relates to 19,899,733 shares.

The term “Selling Stockholders” includes the persons listed in the table under “Selling Stockholders” and also donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.  The Selling Stockholders may sell all or any portion of their shares of Common Stock in one or more transactions on any stock exchange, market or trading facility on which the shares are traded or in private, negotiated transactions.  Each Selling Stockholder will determine the prices at which the Selling Stockholder’s shares will be sold.  Although we will incur expenses in connection with the registration of the shares of Common Stock offered under this prospectus, we will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders.

Our Common Stock is quoted on the OTCQB under the symbol “AMNL.”  On December 17 , 2013, the closing bid quotation of our Common Stock was $1. 08. Our principal executive offices are located 110 Greene Street, Suite 1101, New York, NY 10012.  Our telephone number is (212) 226-4265.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should carefully read this entire prospectus and any amendments or supplements to this prospectus as well as material incorporated by reference into this prospectus before you make your investment decision.

The shares of Common Stock offered under this prospectus involve a high degree of risk.  See “Risk Factors” beginning at page 7 and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2013

We have not authorized any person to give you any supplemental information or to make any representations for us.  You should not rely upon any information about our Company that is not contained in, or incorporated by reference into, this prospectus or a supplement thereto.  Information contained in this prospectus may become stale.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted.

Unless otherwise specified or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Applied Minerals, Inc., a Delaware corporation, and its consolidated subsidiary.

NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry.  Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

PROSPECTUS SUMMARY

You should read this summary in conjunction with the more detailed information and financial statements in this prospectus and any supplement thereto and/or incorporated by reference into this prospectus. This summary does not contain all of the information you should consider before investing in our securities.  You should read all of the information in this prospectus and any supplement thereto and incorporated in this prospectus carefully, especially the risks of investing in our securities (see “Risk Factors”) before making an investment decision.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms the “Company”, “we”, “us”, and “our” refer and relate to Applied Minerals, Inc.

Securities Being Offered
This prospectus relates to the offer and sale, from time to time, by Selling Stockholders of up to 19,899,733 shares of our Common Stock issuable upon conversion of the 10% PIK-Election Convertible Notes due 2023 (“PIK Notes”), including shares issuable on conversion of PIK Notes issuable as interest, plus an indeterminate number of shares issuable on conversion of the PIK Notes in connection with anti-dilution provisions in the PIK Notes (all issuable shares on conversion “PIK Shares”).     The PIK Shares, as well as interests in the foregoing, are referred to collectively as the “Securities.”

See “The Offering” and “Selling Stockholders.”

Antidilution Provisions	The PIK Notes contain customary antidilution provisions. See “The Offering” for a detailed description of the mechanics of the antidilution provisions

Use of Proceeds	The Company will receive none of the proceeds from the sale of the Securities. The proceeds will go to the Selling Stockholders. See “Use of Proceeds.”

Plan of Distribution
The term “Selling Stockholders” includes the persons listed in the Selling Stockholders table and also donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.  The Selling Stockholders may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.   The Selling Stockholders may also engage in puts and calls and other transactions in our Securities or derivatives of our Securities and may sell or deliver the Securities in connection with these trades.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

See “Plan of Distribution.”

Business
The Company is an exploration-stage mining company that owns the Dragon Mine, located in Eureka, Utah.  The Dragon Mine contains halloysite clay and other clays and also iron ore, among other minerals.  There are also five waste piles at the Dragon Mine created by former owners and the clay minerals in waste piles may have potential for commercialization.

As of December 17 , 2013, the Company has not classified the halloysite and other clay deposits at the Dragon Mine as a reserve according to Industry Guide No. 7 of the Securities and Exchange Commission.

As of December 17 , 2013 the Company is marketing its halloysite product to enhance the performance of a range of high-end commercial applications many of which have not previously utilized halloysite.

The Company is also marketing its iron ore, but as of December 17 , 2013 has not classified the iron ore deposit as a reserve according to Industry Guide No. 7 of the Securities and Exchange Commission.

The Company has not yet begun to market the mineralization in the waste piles and as of December 17 , 2013, has not classified that mineralization in the waste piles as a reserve according to Industry Guide No. 7 of the Securities and Exchange Commission.

As of December 17 , 2013 sales of halloysite and the iron ore have been minimal.

At September 30, 2013 and December 31, 2012, the Company had accumulated deficits of $ 38,301,825 and $28,748,950, respectively, in addition to unprofitable operations.  For the twelve months ended December 31, 2012 and 2011, the Company sustained net losses before discontinued operations of $9,732,399 and $7,424,544, respectively. For the nine months ended June 30, 2013 and 2012, the Company sustained net losses before discontinued operations of $ 9,552,875 and $ 5, 888,170 , respectively.   The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and/or to generate revenue and cash flow to meet its obligations on a timely basis.  The Company has historically been unable to generate enough revenue and cash flow to fund its operating expenses and capital expenditures.

See “Business.”

Risk Factors
An investment in our Securities is very speculative and involves a high degree of risk. If you decide to buy our Securities, you should be able to afford a complete loss of your investment.

In order to meet operating expenses, the Company has had to raise funds from investors through the issuance of equity and convertible debt securities. If the Company is unable to fund its operations through the commercialization of the Dragon Mine, and/or the sale of equity, debt, or a combination of both, it may have to file bankruptcy.  The Company may have to seek additional financing and there is no assurance that it will be able to do so.

See “Risk Factors.”

Common Stock Rights
Holders of Common Stock are entitled to one vote per share. Holders of Common Stock have no cumulative voting rights in the election of directors.

Holders of Common Stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or series Common Stock.

The Company has never paid a dividend and does not anticipate paying one in the future.

See “Description of Common Stock.”

Market for Our Common Stock	Our Common Stock is traded on the OTCQB. On December 17 , 2013, the closing market price on the OTCQB was $1. 08 . See “Price Range of our Common Stock.”

 BUSINESS

Applied Minerals, Inc. (the “Company”) is an exploration-stage mining company that owns and operates the Dragon Mine in Eureka, Utah.  The mine has deposits of halloysite and other clays and iron oxide.  There are also waste piles of containing halloysite and other clays left by prior operators that are have potential commercial uses.  The Company’s products are marketed under the Dragonite™ name.

As of December 17 , 2013, the Company has not classified the halloysite or other clay deposits at the Dragon Mine as a reserve according to Industry Guide No. 7 of the Securities and Exchange Commission.  As of December 17 , 2013, the Company is marketing its halloysite product to enhance the performance of a range of high-end commercial applications many of which have not previously utilized halloysite.

The Company is also marketing its iron ore, but as of December 17 , 2013, has not classified the iron ore deposit as a reserve according to Industry Guide No. 7 of the Securities and Exchange Commission.

The Company has not yet begun marketing the mineralization in the waste piles and as of December 17 , 2013, has not classified that mineralization in the waste piles as a reserve according to Industry Guide No. 7 of the Securities and Exchange Commission.

As of December 17 , 2013 sales of halloysite and the iron ore have been minimal.

At September 30, 2013 and December 31, 2012, the Company had accumulated deficits of $ 38,301,825 and $28,748,950, respectively, in addition to unprofitable operations.  For the twelve months ended December 31, 2012 and 2011, the Company sustained net losses before discontinued operations of $9,732,399 and $7,424,544, respectively. For the nine months ended June 30, 2013 and 2012, the Company sustained net losses before discontinued operations of $ 9,552,875 and $ 5, 888,170 , respectively.   The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and/or to generate revenue and cash flow to meet its obligations on a timely basis.  The Company has historically been unable to generate enough revenue and cash flow to fund its operating expenses and capital expenditures.

For a full description of our business, see the filings incorporated by reference into this prospectus and any information relating to our business in any supplement to this prospectus.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, ANY SUPPLEMENT THERETO, AND THE INFORMATION INCORPORATED BY REFERENCE BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

Our business activities are subject to significant risks, including those described below and to those risks incorporated by reference. Every investor or potential investor in our Securities should carefully consider these risks. If any of the described risks actually occurs, our business, financial position and results of operations could be materially adversely affected. Such risks are not the only ones we face and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business.

Minimal Sales

As of December 17 , 2013 sales of halloysite and iron oxide have been minimal and there have been no sales of the mineralization in the waste piles.  There have been no sales of the mineralization in the waste piles.  There is no guarantee that we will ever have more than minimal sales.

Unprofitable Operations

At September 30, 2013 and December 31, 2012, the Company had accumulated deficits of $ 38,301,825 and $28,748,950, respectively, in addition to unprofitable operations.  For the twelve months ended December 31, 2012 and 2011, the Company sustained net losses before discontinued operations of $9,732,399 and $7,424,544, respectively. For the nine months ended June 30, 2013 and 2012, the Company sustained net losses before discontinued operations of $ 9,552,875 and $ 5, 888,170 , respectively.   The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and/or to generate revenue and cash flow to meet its obligations on a timely basis.  The Company has historically been unable to generate enough revenue and cash flow to fund its operating expenses and capital expenditures.   .

For a full description of risk factors, see the filings incorporated by reference into this prospectus and any supplement to this prospectus.

THE OFFERING

This prospectus relates to the offer and sale, from time to time, by Selling Stockholders of up to 19,899,733 shares of our Common Stock issuable upon conversion of the 10% PIK-Election Convertible Notes due 2023 (“PIK Notes”), including shares issuable on conversion of PIK Notes issuable as interest, plus an indeterminate number of shares issuable on conversion in connection with anti-dilution provisions in the PIK Notes (all issuable on conversion “PIK Shares.”)  The PIK Shares are referred to as the “Securities.”

If the Company, while the PIK Notes are outstanding, pays a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivides its outstanding shares of Common Stock into a greater number of shares or combines its outstanding shares of Common Stock into a smaller number of shares, then (i) the conversion price (initially $1.40) in effect immediately prior to the date on which such change will become effective will be adjusted by multiplying such conversion price by a fraction, the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which will be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of PIK Shares issuable upon conversion of the PIK Notes will be adjusted by multiplying the number of PIK Shares issuable upon conversion of the PIK Notes immediately prior to the date on which such change will become effective by a fraction, the numerator of which is will be the conversion price in effect immediately prior to the date on which such change will become effective and the denominator of which will be the conversion price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above.  If the PIK Shares issuable upon conversion of the PIK Notes will be changed into, or the right to receive, the same or a different number of shares of any other class(es) or series of stock or other securities or property, whether by reclassification, reorganization or otherwise, then and in each such event, the Holders will have the right thereafter to receive upon conversion of the PIK Notes the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization or other change in respect of a number of shares of PIK Shares equal to the number of  Shares otherwise issuable upon such conversion of the PIK Notes.

In the event the Company issues additional shares of Common Stock for cash (with convertible securities, options and warrants being deemed issuances of Common Stock at their respective conversion, strike or exercise prices, as applicable) without consideration or for a consideration per share less than the conversion price in effect on the date of and immediately prior to such issue, then the conversion price will be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the conversion price by a fraction, (A) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at such conversion price immediately prior to such issuance, and (B) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued.  For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue will be calculated on a fully-diluted basis, as if all shares of convertible securities, options and warrants had been fully converted into shares of Common Stock immediately prior to such issue.  Notwithstanding the foregoing, no conversion price will be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount will be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate.  For the purposes of this paragraph, all PIK Shares issuable upon conversion of all outstanding shares of PIK Notes and the exercise and/or conversion of any other outstanding convertible securities, options and warrants, will be deemed to be outstanding.

USE OF PROCEEDS

The Company will receive none of the proceeds for the sale of the Securities.  The proceeds will go to the Selling Stockholders.

PRICE RANGE OF OUR COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our Common Stock is quoted on OTCQB under the symbol “AMNL”.

The following table sets forth the high and low bid quotations per share of our Common Stock for the periods indicated. The high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

2011	High	Low
First Quarter	$0.83	$0.71
Second Quarter	$1.78	$0.82
Third Quarter	$2.10	$1.30
Fourth Quarter	$1.70	$1.07

2012	High	Low
First Quarter	$1.65	$1.19
Second Quarter	$1.89	$1.35
Third Quarter	$1.41	$1.21
Fourth Quarter	$1.73	$1.38

2013	High	Low
First Quarter	$1.72	$1.40
Second Quarter	$1.47	$1.11
Third Quarter	$1.19	$0.98
Fourth Quarter through December 17, 2013	$1.22	$1.03

Source:  http://www.nasdaq.com.

The Company has about 1, 074 record stockholders.

At December 17 , 2013, our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of December 17 , 2013, 94, 642,867 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding.  As of December 17 , 2013, 41,986,600 shares were reserved for issuance upon the exercise of Options and upon the conversion of PIK Notes issued in August, 2013.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a description of certain provisions relating to our capital stock.  For additional information regarding our stock please refer to our Certificate of Incorporation and Bylaws.

Common Stock

Each share of Common Stock entitles the holder to one vote on each matter that may come before a meeting of the stockholders.  There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.

In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock.  The holders of the Common Stock have no preemptive rights with respect to future offerings of shares of Common Stock except that two shareholders holding 10 million shares of Common Stock and warrants to purchase an additional 5 million shares of Common Stock are entitled to preemptive rights to maintain their perspective ownership on an exercised basis.  The preemptive rights are subject to certain exceptions including options, warrants and shares issued as compensation.  Holders of Common Stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.  The payment of dividends on our Common Stock is, therefore, unlikely in the foreseeable future.

The Board of Directors is not classified.

When shares are issued and fully paid for, the shares are not subject to liability to further calls or to assessment by the registrant and for liabilities of the Company imposed on its stockholders under state statutes.  The Outstanding Shares are, and the Option Shares when issued upon exercise in accordance with their terms and the PIK Shares issued on conversion will be fully paid and non-assessable.

The Company’s Certificate of Incorporation and Bylaws have no restrictions on alienability of the Securities and do not contain any provision discriminating against any existing or prospective holder of such Securities as a result of such security holder owning or acquiring a substantial amount of Securities.

The Delaware General Corporation Law (“GCL”) has a provision called “Business Combinations with Interested Stockholders Act,” By which the Company has elected to be governed.

The Delaware Business Combinations with Interested Stockholders Act generally operates to prevent a wide variety of transactions between the corporation, on one hand, and an “interested shareholder” and its affiliates, on the other hand.  It generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an” interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation excluding shares owned by officers or directors of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.  The term “business combination” generally includes mergers, asset sales, and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.

SELLING STOCKHOLDERS

The Selling Stockholders are named in the table below.  Each beneficial holder acquired the Securities in a private transaction offered and sold by the Company in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act or in open market transactions.

The term “Selling Stockholders” includes persons listed in the table below and also includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock, or interests in shares of Common Stock, received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.  The Selling Stockholders may sell all or any portion of their shares of Common Stock in one or more transactions on any stock exchange, market or trading facility on which the shares are traded or in private, negotiated transactions.  Each Selling Stockholder will determine the prices at which the Selling Stockholder’s shares will be sold.

The information below is based in part on information provided by or on behalf of the Selling Stockholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the Selling Stockholder has the right to acquire beneficial ownership within sixty (60) days after December 17 , 2013 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. No estimate can be given as to the amount or percentage of our Common Stock that will be held by the Selling Stockholders after any sales or other dispositions made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the shares being registered under this prospectus. The table below assumes that the Selling Stockholders will sell all of the shares listed in this prospectus.

Unless otherwise indicated in the footnotes to the table, (i) the named persons possess sole voting and investment control with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law) as of December 17 , 2013. (ii) the Selling Stockholders have not held any position or office or had any material relationship with our Company or any of its subsidiaries within the past three years, and (iii) the Selling Stockholder is not a broker-dealer, or an affiliate of a broker-dealer.

Selling Stockholder	Shares beneficially Owned before the Offering	Maximum number of Shares to be Sold (1)	Shares Beneficially Owned after the Offering	Percentage ownership after the Offering (* indicates less than 1%) (2)
Berylson Master Fund, L.P.(3) (4)	9,921,232	7,580,851	2,340,381	2.5
Kingdon Associates (3) (5)	1,775,814	1,775,814	0	*
Kingdon Family Partnership, L.P. (3) (5)	302,476	302,476	0	*
M. Kingdon Offshore Master Fund, L.P. (3) (5)	2,659,741	2,659,741	0	*
Athelas Investment Limited (3) (6)	7,580,851	7,580,851	0	*
* Denotes < 1%

(1)
The number or percentage of shares owned in this column assumes the sale of all shares of Common Stock registered pursuant to this prospectus, although the Selling Stockholders are under no obligations known to us to sell any shares of Common Stock at this time.

(2)	At December 17 , 2013, 94, 642,867 shares of Common Stock were issued and outstanding.
(3)
The maximum number of shares to be sold reflects stock issuable to the selling stockholder upon the conversion of PIK Notes, issued in August, 2013 and maturing in August, 2023, and stock issuable upon the conversion of PIK Notes, maturing in August, 2023,  issued as payment of interest.

(4)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is John Berylson.
(5)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Mark Kingdon.
(6)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Johannes Matt.

PLAN OF DISTRIBUTION

The term “Selling Stockholders” includes the persons listed in the table under “Selling Stockholders” and also includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

Each Selling Stockholder will determine the prices at which the stockholder’s Securities will be sold. These sales may be at fixed or negotiated prices.

The Selling Stockholders may sell all or any portion of their Securities in one or more transactions on any stock exchange, market or trading facility on which the Securities are traded or in private transactions.

The Selling Stockholders may use any method or combination of methods, for sale of the Securities to the extent permitted by law.  Such methods may include:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers
•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;
•	short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Securities at a stipulated price per share;
•	a combination of any such methods of sale; and

•	puts and calls and other transactions in our Securities or derivatives of our Securities, which may involve the sale or delivery of Securities in connection with these transactions

The Selling Stockholders may also sell the Securities under exemptions for registration under Section 5 of the Securities Act of 1933, as amended (“Securities Act”), including sales under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) (or other applicable provision under the Securities Act) amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the Securities in other circumstances, in which case the transferees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Securities from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) (or other applicable provision under the Securities Act) amending the list of Selling Stockholders to include the transferee or other successors in interest as Selling Stockholders under this prospectus.

Each Selling Stockholder has advised the Company that it acquired the Securities in the ordinary course of such Selling Stockholder’s business, that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Securities, and there is no underwriter or coordinating broker acting in connection with a proposed sale of Securities by any Selling Stockholder.  If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Securities, we will file a supplement, if required, to this prospectus disclosing the material facts relating to the arrangement and the related transactions.

If the Selling Stockholders use this prospectus for any sale of the Securities, they will be subject to the prospectus delivery requirements of the Securities Act.

The Company has advised each Selling Stockholder that it may not use Securities registered on the registration statement of which this prospectus is a part to cover short sales of Securities made prior to the date on which this registration statement shall have been declared effective by the SEC.

The Selling Stockholders and other persons participating in the sale or distribution of the Securities will be subject to the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective Securities under this registration statement.

In order to comply with the securities laws of some states, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Although we will incur expenses in connection with the registration of the Securities offered under this prospectus, we will not receive any proceeds from the sale of the Securities by the Selling Stockholders.

We have agreed to indemnify certain Selling Stockholders, other than IBS Capital, LLC and Material Advisors, LLC, against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Securities offered by this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the binding nature of the PIK Notes and the validity of the PIK being offered hereby has been passed upon for us by William Gleeson, Esq., the General Counsel of Applied Minerals, Inc.   Mr. Gleeson owns options to purchase 956,000 shares of Common Stock.

EXPERTS

The consolidated financial statements and financial statement schedule of Applied Minerals, Inc. as of December 31, 2012 and for the year then ended, and for the period January 1, 2009 (beginning of exploration stage) to December 31, 2012 appearing in Applied Minerals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated by reference in this Prospectus and Registration Statement have been audited by EisnerAmper, LLP,  an independent registered public accounting firm, as stated in their report, which is included therein and incorporated herein by reference, which report (1) expresses an unqualified opinion on the financial statements and financial statement schedule, and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting. Applied Minerals, Inc. financial statements for the period from January 1, 2009 to December 31, 2011 were audited by PMB Helin Donovan, LLP (“PMB”) whose report, dated March 15, 2012 expressed an unqualified opinion on those statements. The financial statements for the period from January 1, 2009 to December 31, 2011 reflect a net loss of $19,016,551 that is included in the related total for the period from January 1, 2009 to December 31, 2012. PMB’s report has been furnished to EisnerAmper, LLP, and their opinion, insofar as it relates to the amounts included for such prior period is based solely on the report of PMB. Such financial statements and financial statement schedule have been incorporated herein by reference in reliance on the report of EisnerAmper, LLP given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K, as amended for the years ended December 31, 2011 and 2010, and the cumulative period from January 1, 2009 (Inception) through December 31, 2011, have been so incorporated in reliance on the report of PMB Helin Donovan, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Our Common Stock is registered under Section 12(g) of the Exchange Act and pursuant to the requirements of the Exchange Act we filed reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy materials pursuant to Section 14(a) of the Exchange Act.  We are incorporating the following documents by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 , June 30, 2013 , and September 30, 2013 ;

•
our Current Reports on Form 8-K filed on January 24, 2013, March 15, 2013, June 17, 2013, June 25, 2013, August 5, 2013, September 12, 2013 , November 13, 2013, December 5, 2013 (but not information or material deemed furnished), and December 6, 2013.

•	Our Proxy Statement for the 2013 Annual Meeting of Stockholders filed on October 23, 2013.

All of the documents incorporated by reference may be accessed on our website www.appliedminerals.com.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the  registration statement but not delivered with the prospectus;

You may request a copy of such documents at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by oral request or by writing or telephoning us at the following address and telephone number:

Nat Krishnamurti
Applied Minerals, Inc.
110 Greene Street, Suite 1101
New York, NY 10012
Phone: (212) 226-4232
Fax: (917) 591-6397

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC.  Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 are available to the public over the Internet from the SEC’s website at http://www.sec.gov and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549.    The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC registration statements on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered by this prospectus.  As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement.  For further information regarding us and our Common Stock offered hereby, please refer to the registration statements and the exhibits filed as part of the registration statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses we expect to incur in connection with the resale of the shares being registered.  All such expenses are estimated except for the SEC registration fee.
Registration Fee – Securities and Exchange Commission	$2,959
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	-0-
Miscellaneous	2,000
TOTAL	$14,959

ITEM 2.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes provisions that (i) eliminate, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, and (ii) require the Registrant to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions.

As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may indemnify any other person as set forth in the Delaware General Corporation Law, and (iii) the rights conferred in the Bylaws are not exclusive.

We currently maintain liability insurance for our directors and officers. In connection with this offering, we expect to obtain additional liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

ITEM 3.                      RECENT SALES OF UNREGISTERED SECURITIES.

1.   Offerings to investors for cash to raise working capital.

No underwriter or placement agent was used and no underwriting, placement agent fee or commission was paid. All of the issuances described in this section were exempt from registration pursuant to  Section 4(2) of the Securities Act, as transactions  not involving a public offering. The sales were separate transactions and were not part of a continuous offering.  The first and the third transactions below were investments by funds managed by the largest beneficial holder of our common stock, who was and is also a director.  With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on our behalf; the number of purchasers was limited; the securities sold are subject to transfer restrictions; each purchaser was an accredited investor and sophisticated; each purchaser had access to the Company’s public filings and could ask questions of management; and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

(a) 3/28/11.  Private placement of 2,815,000 shares of common stock to four investors, including three related investment funds in a family of investment funds managed by entities owned by a director of the Company, all of the funds being accredited investors (sales to the individual funds of 1,385,000, 459,000 and 656,000 shares, respectively) and one individual accredited investor of 312,000 shares.  Price per share was $.80 per share and the aggregate price was $2,250,000.

(b) 4/18/11.  Private placement of 150,000 shares of common stock to an investment fund accredited investor. Price per share was $.90 per share and the aggregate price was $135,000.

(c)  6/27/11.  Private placement of 1,250,000 shares of common stock to the same three related investment funds that purchased on 3/28/11, with sales to individual funds706,000, 205,000 and 339,000 shares, respectively.  Price per share was $1.60 and the aggregate price was $2,000,000.

(d)  12/22/11.  Private placement of 10,000,000 units consisting of shares and warrants to purchase one-half of a share to two related investment funds that were accredited investors, with sales to individual funds of 3,075,000 and 1,537,500 units, respectively.   The price per unit was $1.00.

The warrants have a term of five years and are exercisable for a period of five years. The Company, has an option (the “ Call Option ”) to acquire all or a portion of the warrants;  provided , that, the following conditions are met: (a) the VWAP for the 60 consecutive trading days immediately preceding the date on which the Holder receives the Call Notice (as defined below) is in excess of $2.00 and (b) the closing market price of the Common Stock (the “ Market Price ”) is in excess of $2.00 on the date immediately preceding the date on which the Call Notice is received; provided further, that, if the Company exercises a Call Option for a portion of this Warrant, the Company may not acquire less than 962,500 warrants.

(e)   8/2/13.  Private placement of  $10,500,000 of $10% PIK–Election Convertible Notes due 2023 (“2023 Notes”).  The purchasers were one investment fund of a family office ($4 million), an investment fund and two related family funds ($2.5 million) and an investment fund ($4 million).

The 2023 Notes bear interest at the rate of 10% per annum, payable (including by issuance of additional October 2010 Notes) semi-annually in arrears on February1 and August 1 with payments commencing on February 1, 2014. The 2023 Notes were convertible at the option of the noteholder at any time. The 2023 Notes were mandatorily convertible on the earliest date that is one year after the Issue Date when each of the following conditions have been satisfied:  (i) the average closing bid price or market price of Company common stock for the preceding 5 trading days is above the Strike Price (as defined below), and (iii) a registration statement is effective and available for resale of all of the converted shares or the noteholder may sell such shares under Rule 144 under the Securities Act.

The number of shares issued on conversion of the 2023 Notes was derived by dividing the principal and accrued interest on the 2023 Notes by $1.40 (the “Strike Price”). The Strike Price was subject to adjustment in the event of a dividend or distribution on Company’s common stock in shares of common stock, subdivision or combination of Company outstanding common stock, or reclassification of Company’s outstanding common stock.  The note holders may accelerate the entire amount due under the 2023 Notes upon the occurrence of certain events of default.

2.   Compensatory grants of shares or options

The grants were made in exchange for services and the services did not relate to raising capital.   No payments of cash were made to the Company in connection with the grants.  No underwriter or placement agent was used and no underwriting, placement agent fee or commission was paid. All of the issuances described in this section were exempt from registration pursuant to  Section 4(2) of the Securities Act, as transactions  not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on our behalf; the securities sold are subject to transfer restrictions; each purchaser was an accredited investor or sophisticated; each purchaser had access to the Company’s public filings and could ask questions of management; and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.  Only one person of those listed below has sold stock.

(i)   Grants to Consultants

(a)  On the dates set forth below, shares of common stock were issued to Amit Dharia, Ph.D  pursuant to a consulting agreement for research and development and testing of halloysite clay (the Company’s product) in plastics.

Grant Date	Number of Shares	Stock Price on Grant Date
9/30/10	3,125	$0.84
10/29/10	2,941	0.85
12/28/10	4,430	0.79
01/03/11	3,472	0.72
01/31/11	3,165	0.79
01/31/11	4,992	0.79
02/28/11	3,125	0.80
03/31/11	3,086	0.81
04/29/11	3,333	1.50
06/30/11	1,786	1.40
07/01 /11	1,404	1.78
08/01 /11	1,190	2.10
09/01 /11	1,471	1.70
1 0/01/ 11	1,923	1.30
1 1 /01 /11	1,761	1.42
1 2 /01/ 11	1,522	1.15
01 /03/12	1,969	1.27
02/01/12	1,724	1.45

(b)   On the dates set forth below, shares of common stock were issued to Yash Khanna, Ph.D  pursuant to a consulting agreement for research and development into plastics, functional fillers, and additives using the Company’s halloysite clay.

Grant Date	Number of Shares	Stock Price on Grant Date
09/24/10	4,167	$0.84
11/19/10	4,795	0.73
12/01/10	2,941	0.85
01/27/11	4,430	0.79
02/28/11	4,375	0.80
03/31/11	4,321	0.81
04/29/11	2,333	1.50
06/03/11	2,500	1.40
07/01/11	1,996	1.78
08/01/11	1,667	2.10
09/01/11	2,059	1.70
10/01/11	2,692	1.30
11/01/11	2,465	1.42
12/01/11	3,043	1.15
01/03/12	2,756	1.27
02/01/12	2,414	1.45
03/01/12	2,397	1.46
04/01/12	2,365	1.48
05/01/12	1,872	1.87
06/01/12	2,258	1.55
07/02/12	2,593	1.35
08/01/12	2,518	1.39
09/12/12	2,536	1.38
10/01/12	2,692	1.30
11/05/12	2,121	1.65
12/03/12	2,071	1.69
01/04/13	2,273	1.54
02/07/13	2,215	1.58
03/01/13	2,121	1.65
04/01/13	2,500	1.40
05/01/13	2,448	1.43
06/03/13	2,713	1.29
07/01/13	2,941	1.19
08/01/13	3,500	1.00

(c)  On the dates set forth below, shares of common stock were issued to Edward Volk, pursuant to an agreement relating to selling the Company’s products.

Grant Date	Number of Shares	Stock Price on Grant Date
09/01/11	6,176	$1.70
10/01/11	2,692	1.30
11/01/11	2,465	1.42
12/01/11	3,043	1.15
01/03/12	2,756	1.27
02/01/12	2,414	1.45
03/01/12	2,397	1.46
04/12/12	2,365	1.48
05/01/12	1,872	1.87
06/01/12	2,258	1.55
07/02/12	2,593	1.35
08/01/12	2,518	1.39
09/01/12	2,536	1.38
10/01/12	2,692	1.30
11/05/12	2,121	1.65
12/03/12	2,071	1.69
01/04/13	2,273	1.54
02/07/13	2,215	1.58
03/01/13	2,121	1.65
04/01/13	2,500	1.40
05/01/13	2,448	1.43
06/03/13	2,713	1.29
07/01/13	2,941	1.19
08/01/13	3,500	1.00
09/03/13	3,302	1.06

(d)  On the dates set forth below, shares of common stock were issued to Eric Wisnefsky, pursuant to an agreement relating to selling the Company’s products..

Grant Date	N umber of Shares	Stock Price on Grant Date
05/15 /12	7,234	$1.87
06/11 /12	6,774	1.55
08/30 /12	7,609	1.38
12/03 /12	6,213	1.69
03/07/13	6,364	1.65
06/03/13	8,140	1.29
09/03/13	9,907	1.06

(e) On the dates set forth below, five-year options to purchase shares of common stock were issued to Victor Lazarovici pursuant to a brokerage agreement relating to preparing a sales document and to selling activities concerning the Company’s unused Atlas Mine property in Idaho.

Grant Date	Shares subject to Options	Exercise Price
10/01/10	139,340	$0.75
01/ 03/11	124,481	0.80

(f)  On the date set forth below, a five-year options to purchase shares of common stock  were issued to Crossways Consulting, the consulting vehicle for Tavia Barak, for consulting services relating to sales leads.

Grant Date	Shares subject to Options	Exercise Price
5/29/13	50,000	$1.35

(ii)   Grants to investment bankers

(a) On the date set forth below, the Company granted to Dahlman Rose & Co. a five-year option to purchase shares of common stock in connection with an agreement to provide financial advisory services.

Grant Date	Shares subject to Options	Exercise Price
4/28/ 11	461,340	$1.15

(b) On the date set forth below, the Company granted to Tejas Securities, Inc. shares of common stock as payment for termination of an financial advisory agreement.

Grant Date	Number of Shares	Stock Price on Grant Date
05/05/11	37,500	$0.80

(iii) Grants to Directors in their capacity as such

On the dates set forth below, the Company granted to Evan Stone, a director of the Company and an accredited investor, the following shares as payment for director’s fees, except for the grant on 2/08/11, which was a five year option to purchase common stock at an exercise price equal to the stock price on the date of grant and which was granted for extra work as a director.

Grant Date	Number of Shares	Stock Price on Grant Date
10/01/10	12,500	$0.80
01/03/11	6,944	0.72
02/08/11	200,481	0.83
04/01/11	5,556	0.90
07/01/11	2,809	1.78
10/01/11	3,846	1.30
01/03/12	3,937	1.27
04/01/12	3,378	1.48
07/03/12	3,704	1.35
10/01/12	3,846	1.30
01/04/13	4,464	1.54
04/01/13	4,911	1.40
07/01/13	5,777	1.19

(b)  On the dates set forth below, the Company granted to John Levy, director of the Company and an accredited investor, the following options to purchase shares of common stock as payment for director’s fees (including service as chairman  The first two options were five year options and the third is a ten year option.  The exercise price was the market price on the date of grant.

Grant Date	Number of Shares	Exercise Price
02/08/11	100,000	$0.83
01/01/12	100,000	1.24
11/22/12	100,000	1.66

(iv)   Grants to Employees

(a) On the dates set forth below, the Company granted compensatory ten-year options to purchase shares of common stock to Chris DeArmitt, Ph.D, the Chief Technology Officer of the Company at the time, for the share amounts and the exercise prices set forth below

Grant Date	Number of Shares	Exercse Price
02/01/11	213,402	$0.78
08/30/11	54,367	1.90
02/01/12	125,000	1.45
02/01/13	11,467	1.58

(b) On the date set forth below, the Company granted a compensatory ten-year option to purchase shares of common stock to Material Advisors, LLC, which had a management agreement with the Company and all of whose equity owners are accredited investors, for the share amount and the exercise price set forth below

Grant Date	Number of Shares	Exercise price
02/08/11	2,904,653	$0.83

(c) On the dates set forth below, the Company granted  compensatory ten-year options to purchase shares of common stock to Nat Krishnamurti, the Chief Financial Officer of the Company and an accredited investor, for the share amount and the exercise price set forth below

Grant Date	Number of Shares	Exercise Price
05/17/12	300,000	$1.55
05/29/13	65,000	1.35

(d)  On the date set forth below, the Company granted a compensatory ten-year option to purchase shares of common stock to Chris Carney, a vice-president of the Company and an accredited investor,  for the share amount and the exercise price set forth below

Grant Date	Number of Shares	Exercise price
11/20/12	580,931	$1.66

(e)  On the date set forth below, the Company granted a compensatory ten-year option to purchase shares of common stock to Eric Basroon, a vice-president of the Company and an accredited investor, for the share amount and the exercise price set forth below

Grant Date	Number of Shares	Exercise price
11/20/12	580,931	$1.66

(f) On the date set forth below, the Company granted a compensatory ten-year option to purchase shares of common stock to Andre Zeitoun, President, CEO and director of the Company and an accredited investor, for the share amount and the exercise price set forth below

Grant Date	Number of Shares	Exercise price
11/20/12	1,742,792	$1.66

(g)  On the dates set forth below, the Company granted  compensatory ten-year options to purchase shares of common stock to William Gleeson, the  General Counsel of the Company and an accredited investor, for the share amount and the exercise price set forth below

Grant Date	Number of Shares	Exercise price
09/15/11	900,000	$1.90
11/22/12	72,405	1.66

(h) On the date set forth below, the Company granted a compensatory ten-year option to purchase shares of common stock to Yash Khanna, Chief Technology Officer of the Company, in  the share amount and the exercise price set forth below

Grant Date	Number of Shares	Exercise price
6/24/13	300,000	$1.15

(i) On the date set forth below, the Company granted a compensatory ten-year option to purchase shares of common stock to Rogerio Galante, Head of Iron Oxide Operations of the Company and previously a consultant, for the share amount and the exercise price set forth below

Grant Date	Number of Shares	Exercise price
8/20/13	300,000	$1.10

(v)   Issuance to compensate for opting out of class action settlement

On the date set forth below, the Company granted shares of common stock to persons named below.  The first three are officers of the Company and accredited investors.  The fourth is the manager of investment funds holding the Company’s stock, is owned by a director who is the largest beneficial holder of the Company’s common stock  and is an accredited investor.  The Company had been a defendant in a securities law class action lawsuit and each of the grantees was a member of the plaintiff class.  The Company determined that the cost of the settlement could be significantly reduced if the named persons opted out of the class and received in stock from the Company what was believed to be equal to the amount they would have received in cash as part of the settlement of the lawsuit.

Date of Grant	Grantee	Number of Shares	Stock Price on Date of Grant
11/22/10	Andre Zeitoun	46,975	$0.84
11/22/10	Chris Carney	22,707	0.84
11/22/10	Eric Basroon	8,745	0.84
11/22/10	IBS Capital	349,287	0.84

ITEM 4.
I NDEX TO EXHIBITS
Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation, as amended	(1)
3.2	Bylaws, as amended	(2)
5	Opinion of William Gleeson	*
10.1	Form of investment agreement used in connection with capital raise in September, 2012	(3)
10.2	Form of Investment Agreement used in connection with January, 2013 capital raise	(4)
10.3	Amended Agreement with Material Advisors LLC for 2012	(5)
10.4	2012 Long Term Incentive Plan and Short Term Incentive Plan	(6)
10.5	Terms of private placements of securities	(7)
10.6	2013 employment agreement for Andre Zeitoun	(8)
10.7	2013 employment agreement for William Gleeson	(9)
10.8	Form of investment agreement used in connection with August, 2013 capital raise	(10)
10.9	Form of PIK Note issued in connection with August, 2013 capital raise	(11)
10.10	Form of registration rights agreement used in connection with August, 2013 capital raise.	(12)
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm	(13)*
23.2	Consent of PMB Helin Donovan LLP, Independent Registered Public Accounting Firm	(13)*
23.3	Consent of William Gleeson	(14)
* filed herewith

1.	Incorporated by reference to exhibit 3(i)(a)1included in the Registrant's Current Report on Form 8-K, filed on November 26, 2012.

2.	Incorporated by reference to exhibit 3(i)(b) included in the Registrant's Current Report on Form 8-K filed November 26, 2012.

3.	Incorporated by reference to exhibit 99.1 included in the Registrant's Current Report on Form 8-K filed October 1, 2012

4.	Incorporated by reference to exhibit 99.1 included in the Registrant's Current Report on Form 8-K filed January 23, 2012.

5.	Incorporated by reference to exhibits10.15 .2 included in the Registrant's Annual Report on Form 10-K/A filed August 9, 2012

6.	Incorporated by reference to Exhibits 99.1 and 99.2 1included in the Registrant's Current Report on Form 8-K filed on November 26, 2012

7.
Incorporated by reference to Items 3.02, 8.01, 8.01,2.03, 2.03, 2.03 and 2.03 included in the Registrant's Current Reports on Form 8-K filed on January 16, 2009, May 29, 2008, September 29, 2008, January 7, 2009, April 10, 2009, May 4, 2009, October 26, 2009, May 20, 2010, October 28, 2010, March 31, 2011, April 18, 2011, June 27, 2011, and December 27, 2011.

8.	Incorporated by reference to Item 99.1 in the Current Report of Form 8-K filed on March 15, 2013.

9.	Incorporated by reference to Item 99.2 in the Current Report of Form 8-K filed on March 15, 2013.

10.	Incorporated by reference to Item 99.1 in the Current Report of Form 8-K filed on August 5, 2013.

11.	Incorporated by reference to Item 99.2 in the Current Report of Form 8-K filed on August 5, 2013.

12.	Incorporated by reference to Item 99.3 in the Current Report of Form 8-K filed on August 5, 2013.

13.	Filed with the registration statement.

14.	Filed as part of Exhibit 5.

ITEM 5.                  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	include any prospectus required by section 10(a)(3) of the Securities Act;

ii.
reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii .
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person to the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.
the undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information
.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on December 19 , 2013.

APPLIED MINERALS, INC.

December 19, 2013	By:	/s/ ANDRE ZEITOUN
Andre Zeitoun
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Director and Chief Executive Officer	December 19, 2013
/s/ Andre Zeitoun

	Chief Financial Officer	December 19 , 2013
/s/ Nat Krishnamurti	(Principal Financial and Accounting Officer)

	Director, Chairman of the Board of	December 19 , 2013
/s/ John F. Levy *	Directors

	Director	December 19 , 2013
/s/ David Taft *

	Director	December 19 , 2013
/s/ Evan Stone *

	Director	December 19 , 2013
/s/ Mario Concha *

* by Chris Carney, Attorney-in-Fact.